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                                                                    EXHIBIT 99.1



CONTACTS:         DAVID OLIVER                       BILL PRATER
                  CORPORATE COMMUNICATIONS           INVESTOR RELATIONS
                  SOUTHTRUST CORPORATION             SOUTHTRUST CORPORATION
                  (205) 254-5523                     (205) 254-5187


                   SOUTHTRUST ANNOUNCES THIRD-QUARTER EARNINGS

BIRMINGHAM, Ala. (Oct. 20, 2004) -- SouthTrust Corporation (NASDAQ: SOTR) today announced earnings per diluted share of $0.56 on earnings of $188.3 million for the third quarter of 2004. Earnings per diluted share were up 6 percent and net earnings increased by 5 percent compared to the third quarter of 2003.

On June 21, SouthTrust and Wachovia announced plans to merge. The Federal Reserve Board approved the merger on October 15, 2004. Both companies will hold shareholder meetings on October 28, 2004. The companies expect to complete the merger on or about November 1, 2004, pending shareholder approval.

As a result of merger discussions between the two companies during the second quarter of 2004, SouthTrust ceased purchase of shares under the previously announced $300 million Stock Repurchase Program. Additionally, during the second quarter of 2004, the Company issued approximately 3.6 million shares in the acquisition of FloridaFirst Bancorp, Inc., which it had previously announced the intent to repurchase. Due to the cessation of repurchase activity the average shares outstanding for the third quarter of 2004 were about 6.5 million higher than previously anticipated.

The fully taxable equivalent net-interest margin improved to $425.1 million, which equaled a net-interest margin of 3.43 percent compared to 3.53 percent in the third quarter of 2003. The net-interest margin percentage during the third quarter 2004 was lowered by approximately 4 basis points due to the previously mentioned sale of the credit card portfolio.

At quarter end, total assets were $53.8 billion, compared to $51.6 billion in the third quarter of 2003. Total deposits increased 8 percent from third quarter 2003 to $37.2 billion. Stockholders' equity was $4.7 billion, which was a strong
8.81 percent of total assets.

Credit quality remains a core strength at SouthTrust. For the third quarter, net loans charged off were $22.6 million, or 0.25 percent of loans, compared to $29.9 million, or 0.35 percent of loans, in the third quarter of 2003. Total non-performing assets as of Sept. 30, 2004, were $191.4 million, or 0.52 percent of loans plus other non-performing assets.


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SouthTrust Corporation (www.southtrust.com) is a $53.8 billion regional bank holding company with headquarters in Birmingham, Ala. SouthTrust operates 741 banking and loan offices and 913 ATMs in Alabama, Florida, Georgia, Mississippi, North Carolina, South Carolina, Tennessee, Texas and Virginia. The company offers a complete line of banking and other related financial services to commercial and retail customers. SouthTrust is a Forbes Platinum 400 company that trades on the NASDAQ Stock Market under the symbol SOTR. The company is listed on the S&P 500 index and the Keefe, Bruyette & Woods BKX Index.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that the anticipated future results will be achieved.

DETAILED FINANCIAL TABLES ARE AVAILABLE AT WWW.INVESTOR.SOUTHTRUST.COM

                                   -- SOTR --


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SOUTHTRUST CORPORATION                                              EXHIBIT 99.1
FINANCIAL HIGHLIGHTS


                                                                       Three Months                     Nine Months
                                                                      Ended Sept 30,         %         Ended Sept 30,          %
                                                                      2004      2003      Change     2004          2003      Change
                                                                    --------   --------   ------  ----------    ----------   ------
SUMMARY INCOME STATEMENT
(Fully taxable equivalent, in thousands)

Interest income                                                     $602,497   $576,078           $1,747,695    $1,802,602
Interest expense                                                     177,376    165,579              487,546       554,320
                                                                    --------   --------           ----------    ----------
Net interest income                                                  425,121    410,499            1,260,149     1,248,282
Tax equivalent adjustment                                             (2,905)    (2,925)              (8,598)       (8,734)
Provision for loan losses                                             22,650     30,000               79,172        89,700
                                                                    --------   --------           ----------    ----------
Net interest income after provision for loan losses                  399,566    377,574            1,172,379     1,149,848
Non-interest income (excluding securities transactions)              153,454    174,671              552,712       518,064
Securities transactions                                                 (123)     2,436                9,210           (39)
Non-interest expense                                                 274,903    294,895              909,976       899,288
                                                                    --------   --------           ----------    ----------
Income before income taxes                                           277,994    259,786              824,325       768,585
Income taxes                                                          89,730     81,211              258,364       243,885
                                                                    --------   --------           ----------    ----------
Net income                                                          $188,264   $178,575     5.4%  $  565,961    $  524,700     7.9%
                                                                    ========   ========           ==========    ==========


EARNINGS & DIVIDENDS
(Dollars in thousands, except per share data)

Basic:
  Earnings per share                                                   $0.56      $0.53     5.7%       $1.71         $1.54    11.0%
  Average shares outstanding                                         333,657    336,184              331,534       340,605

Diluted:
  Earnings per share                                                   $0.56      $0.53     5.7%       $1.68         $1.52    10.5%
  Average shares outstanding                                         338,663    339,875              336,084       344,610

Cash dividends declared per share                                      $0.24      $0.21    14.3%       $0.72         $0.63    14.3%

PERFORMANCE RATIOS

Return on average assets                                                1.40%      1.40%                1.44%         1.38%

Return on average tangible assets                                       1.43       1.43                 1.46          1.40

Return on average equity                                               16.24      16.26                16.85         15.64

Return on average tangible equity                                      19.97      19.94                20.67         19.05

Net interest margin (FTE)                                               3.43       3.53                 3.48          3.61

Net loans charged-off to net average loans                              0.25       0.35                 0.29          0.34

Allowance to net loans outstanding                                      1.38       1.44                 1.38          1.44

Provision for loan losses to net charge-offs                          100.10     100.37               100.71        101.29

Provision for loan losses to net average loans                          0.25       0.35                 0.29          0.35

Non-performing loans to total loans                                     0.41       0.54                 0.41          0.54

Non-performing assets to total loans
     plus other non-performing assets                                   0.52       0.67                 0.52          0.67

Non-performing assets and accruing loans 90 days or more
     past due to total loans plus other non-performing assets           0.64       0.93                 0.64          0.93

Allowance to non-performing loans                                     332.27     264.08               332.27        264.08

Non-interest expense as a % of average total assets                     2.05       2.32                 2.31          2.37

Efficiency ratio                                                       47.51      50.20                50.39         50.91

SELECTED AVERAGE BALANCES
(Dollars in millions, except per share data)

Total assets                                                       $53,391.0  $50,479.6     5.8%   $52,594.6     $50,771.8    3.6%

Earning assets                                                      49,325.2   46,313.7     6.5%    48,480.7      46,595.3    4.0%

Loans, net of unearned income                                       36,642.0   34,202.8     7.1%    36,175.7      34,333.8    5.4%

Total deposits                                                      37,129.8   33,477.5    10.9%    36,533.4      33,319.1    9.6%

Stockholders' equity                                                 4,610.5    4,358.2     5.8%     4,487.8       4,485.4    0.1%


SELECTED PERIOD END BALANCES                                                                  SEPT 30      Sept 30        %
(Dollars in millions, except per share data)                                                   2004         2003        Change
                                                                                             ---------    ---------     ------
Total assets                                                                                 $53,758.0     $51,561.9      4.3%

Loans, net of unearned income                                                                 37,091.7      34,856.7      6.4%

Total deposits                                                                                37,167.9      34,284.2      8.4%

Core deposits                                                                                 27,842.9      26,363.7      5.6%

Stockholders' equity                                                                           4,734.4       4,381.0      8.1%

Shares outstanding (in thousands)                                                              333,518       333,210

Book value per share                                                                            $14.20        $13.15

Number of banking offices                                                                          741           700

Number of ATMs                                                                                     913           875

Full-time equivalent employees                                                                  12,191        12,271